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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

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                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of report(Date of earliest event reported):  May 26, 1999
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                         Opinion Research Corporation
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              (Exact Name of Registrant as Specified in Charter)


                Delaware                 000-22554        22-3118960
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       (State or Other Jurisdiction     (Commission     (IRS Employer
             of Incorporation)          File Number)  Identification No.)

           23 Orchard Road, Skillman, NJ                        08558
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       (Address of Principal Executive Offices)               (Zip Code)



Registrant's telephone number, including area code:(908) 281-5100
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Item 2.  Acquisition.
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         On May 26, 1999, Opinion Research Corporation (the "Registrant"), a
Delaware corporation, acquired all of the outstanding capital stock of Macro International Inc., a Delaware corporation ("Macro") pursuant to a Stock Purchase Agreement dated April 30, 1999 by and among the Registrant and the Stockholders of Macro. Macro is a research, consulting and technology company. In consideration of the stock, the Registrant agreed to assume certain pre-existing debt of Macro and to pay the sum of $22,300,000 plus certain future payments contingent upon performance of the acquired business. In addition, the parties to the Stock Purchase Agreement agreed that for the convenience of parties the closing date of the transaction be deemed to be the close of business on April 30, 1999.

          In connection with the acquisition of Macro, Macro's Chief Executive Officer, Frank J. Quirk, and Macro's President, Michael T. Errecart, entered into employment agreements with Macro. The employment agreements each anticipate an initial term of three years and will continue in full force and effect until terminated by either party. Mr. Quirk and Mr. Errecart also entered into long-term non-compete agreements with Macro and the Registrant. In addition, certain other members of the senior management of Macro entered into two year employment contracts with Macro and non-compete agreements with Macro and the Registrant. The Registrant intends to continue the business of Macro as it is presently being conducted.

          The purchase price, as well as fees and expenses incurred by the Registrant in connection with the acquisition of Macro, were funded from the proceeds of: (a) a $50 million senior debt facility, consisting of a $30 million term facility and a $20 million revolving credit facility (upon which $7,635,000 was drawn as of May 26, 1999) provided by Heller Financial Inc. as agent for all lenders and as lender and (b) a $15 million subordinated debt facility from Allied Capital Corporation and Allied Investment Corporation (collectively, "Allied"). In connection with such subordinated facility, Allied received certain warrants to purchase common stock of the Registrant.

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Item 7.  Financial Statements and Exhibits.
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         In accordance with Rule 3-05(b)(i) and Article 11 under Regulation S-X, as referenced by Items 7(a) and 7(b) of Form 8-K, the Registrant is required to furnish (i) the below-listed financial statements of Macro and (ii) certain pro forma information with regard to the Registrant in filing this Form 8-K. Such financial statements and pro forma information will be filed as part of an amendment to this Form 8-K as soon as practicable following the date of filing hereof, but, in accordance with Item 7(a)(4) of Form 8-K, not later than 60 days after the date that the initial report on Form 8-K must be filed.

         (i) The Balance Sheet of the Business at April 30, 1999 and April 30, 1998; and

         (ii) The Statement of Income and Statement of Cash Flow of Macro for the years ended April 30, 1999, April 30, 1998 and April 30, 1997.

         The Registrant has furnished the exhibits enumerated on the included
Exhibit Index. In accordance with Item 601(b)(2) of Regulation S-K, the schedules to the documents filed herewith as exhibits are not filed. Such agreements contain, where applicable, lists of such schedules, a copy of any of which the Registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request.
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                           Signatures
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  OPINION RESEARCH CORPORATION



Dated:  June 8, 1999                 By: /s/ John F. Short
                                  ---------------------------
                                  John F. Short
                                  Chairman and
                                    Chief Executive Officer
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                                 Exhibit Index
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The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.           Item
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2.1      Stock Purchase Agreement, dated as of April 30, 1999 by and among the
         Registrant and the Stockholders of Macro International Inc. with the following exhibits:

              A.   Form of the Stockholders Escrow Agreement
              B.   Form of the Escrow Agreement
              C-1. Form of the Senior Management Employment Agreements
              C-2. Form of the Senior Management Agreements Not to Compete D-1. Form of the Quirk/Errecart Employment Agreements
              D-2. Form of the Quirk/Errecart Agreements Not to Compete
              E. Matters as to the legal opinion of Shulman, Rogers, Gandal, Pordy & Hcker, P.A.
              F.   Form of the Termination Agreement
              G.   Form of the Landlord Estoppel Certificates
              H.   Form of the Ground Lessor Estoppel Certificates
              I.   Form of the Mortgagee Subordination and Non-Disturbance
                   Agreement
              J. Matters as to the legal opinion of Wolf, Block, Schorr and Solis-Cohen LLP

2.2 Agreement dated May 26, 1999 by and among the Registrant and the Stockholders of Macro International Inc.

10.1 Employment Agreement dated April 20, 1999 by and between Macro International Inc., a Delaware corporation and Frank J. Quirk

10.2 Employment Agreement dated April 20, 1999 by and between Macro International Inc., a Delaware corporation and Michael T. Errecart



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10.3      Agreement Not to Compete dated April 20, 1999, among the Registrant,
          Macro International Inc., a Delaware corporation and Frank J. Quirk

10.4 Agreement Not to Compete dated April 20, 1999, among the Registrant, Macro International Inc., a Delaware corporation and Michael T. Errecart

99        Press Release issued by the Registrant on May 27, 1999.